                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                 ----------


                                   FORM 10/A
                       (POST-EFFECTIVE AMENDMENT NO. 2)
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                              The WMF Group, Ltd.
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             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                         54-1647759
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       (State or Other Jurisdiction of                        (I.R.S. Employer
       Incorporation or Organization)                        Identification No.)

1593 Spring Hill Road, Suite 400, Vienna, Virginia                  22182
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  (Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code  (703) 610-1400
                                                    ----------------------------

Securities to be registered pursuant to Section 12(b) of the Act:  None

   Title of Each Class                        Name of Each Exchange on Which
   to be so Registered                        Each Class is to be Registered
   -------------------                        ------------------------------


----------------------------------    ------------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
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                                (Title of Class)



--------------------------------------------------------------------------------
                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
        CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT/PROSPECTUS
                              AND ITEMS OF FORM 10


   ITEM NO.   CAPTION                                                 LOCATION IN INFORMATION STATEMENT/PROSPECTUS
   -------    -------                                                 --------------------------------------------
      1.      Business                              Summary; Risk Factors; The Distribution of Company Common Stock; Management's
                                                    Discussion and Analysis of Financial Condition and Results of Operation;
                                                    Industry Overview; Business

      2.      Financial Information                 Selected Financial Data; Management's Discussion and Analysis of
                                                    Financial Condition and Results of Operation

      3.      Properties                            Business

      4.      Security Ownership of Certain         Principal Stockholders of the Company; Risk Factors
              Beneficial Owners and Management

      5.      Directors and Executive Officers      Management of the Company; Description of the Company Capital
                                                    Stock

      6.      Executive Compensation                Management of the Company; Principal Stockholders of the Company

      7.      Certain Relationships and Related     Summary; Related Party Transactions; The Distribution of Company Common Stock;
              Transactions                          Arrangements between NHP and the Company after the Share
                                                    Distribution; Risk Factors

      8.      Legal Proceedings                     Business

      9.      Market Price of and Dividends on the  Summary; Risk Factors; The Distribution of Company Common Stock; Management of
              Registrant's Common Equity and        the Company; Principal Stockholders of the Company; Description of
              Related Stockholder Matters           Company Capital Stock

     10.      Recent Sales of Unregistered          Not applicable
              Securities

     11.      Description of Registrant's           Description of Company Capital Stock; The Distribution of Company Common Stock;
              Securities to be Registered           Arrangements between NHP and the Company after the Share
                                                    Distribution

   ITEM NO.   CAPTION                                                 LOCATION IN INFORMATION STATEMENT/PROSPECTUS
   -------    -------                                                 --------------------------------------------
     12.      Indemnification of Directors and      Description of Company Capital Stock
              Officers

     13.      Financial Statements and              Summary; Summary Financial Information; Capitalization; Selected
              Supplementary Data                    Financial Data; Management's Discussion and Analysis of
                                                    Financial Condition and Results of Operation; Financial Statements

     14.      Changes in and Disagreements with     Independent Public Accountants
              Accountants on Accounting and
              Financial Disclosure

     15.      Financial Statements and Exhibits     Financial Statements; Index to Exhibits

                                   SIGNATURES



                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to registration statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               The WMF Group, Ltd.

                                               By:  /s/ MICHAEL D. KETCHAM
                                                   --------------------------
                                                   Name: Michael D. Ketcham
                                                   Title: Senior Vice President
                                                           and Treasurer





November 19, 1997

                                 EXHIBIT INDEX


EXHIBIT NO.                                       DESCRIPTION                                  PAGE
-----------        -------------------------------------------------------------------------   -----
  2.1         --   Rights Agreement dated as of April 21, 1997 by and between NHP
                   Incorporated, NHP Financial Services, Ltd. and The First National Bank of
                   Boston (1).
  3.1*        --   Restated Certificate of Incorporation of The WMF Group, Ltd.
  3.2*        --   By-laws of The WMF Group, Ltd.
  3.3         --   Amendment to the Company's Restated Certificate of Incorporation(2).
  4.1         --   Form of certificate representing shares of Common Stock of The WMF Group,
                   Ltd. (2).
 10.1*        --   Mortgage Selling and Servicing Contract between Fannie Mae and the
                   Company, dated December 21, 1990.
 10.2*        --   Delegated Underwriting and Servicing Addendum to Mortgage Selling and
                   Servicing Contract between Fannie Mae and the Company, dated as of March
                   1, 1994.
 10.3*        --   Delegated Underwriting and Servicing Master Loss Sharing Agreement
                   between Fannie Mae and the Company, dated as of March 1, 1994.
 10.4*        --   Delegated Underwriting and Servicing Reserve Agreement among Fannie Mae,
                   State Street Bank and Trust Company and the Company, dated as of June 4,
                   1996.
 10.5*        --   Credit and Security Agreement between the Company, WMF/Huntoon and
                   Residential Funding Corporation, dated as of June 14, 1996.
 10.6*        --   First Amendment to Credit and Security Agreement between the Company,
                   WMF/Huntoon, Page Associates Limited and Residential Funding Corporation,
                   dated as of August 8, 1996.
 10.7*        --   Second Amendment to Credit and Security Agreement between the Company,
                   WMF/Huntoon, Page Associates Limited and Residential Funding Corporation,
                   dated as of December 20, 1996.
 10.8*        --   Third Amendment to Credit and Security Agreement between the Company,
                   WMF/Huntoon, Page Associates Limited and Residential Funding Corporation,
                   dated as of May 12, 1997.
 10.9*        --   Warehouse Promissory Note between the Company, WMF/Huntoon, Page
                   Associates Limited and Residential Funding Corporation, dated June 14,
                   1996.
 10.10*       --   Term Loan Promissory Note between the Company, WMF/Huntoon, Page
                   Associates Limited and Residential Funding Corporation, dated June 14,
                   1996.
 10.11*       --   Servicing Facility Promissory Note between the Company, WMF/Huntoon, Page
                   Associates Limited and Residential Funding Corporation, dated June 14,
                   1996.
 10.12*       --   Waiver of Section 2.1(b)(5) of the Warehousing Credit and Security
                   Agreement by Residential Funding Corporation, dated February 27, 1997.
 10.13*       --   Letter Agreement dated October 25, 1996 between Washington Mortgage
                   Financing Group and Michael D. Ketcham.
 10.14        --   Key Employee Incentive Plan(2).
 10.15        --   Key Employee Incentive Award Agreement(2).
 10.16        --   Key Employee Referral Compensation Plan(2).
 10.17        --   Employee Stock Purchase Plan(2).
 11*          --   Statement re computation of per share earnings.
 16*          --   Letter re change in certifying accountant.
 21*          --   Subsidiaries of the registrant.
 27*          --   Financial data schedule.
 99.1              Information Statement/Prospectus of the WMF Group, Ltd. dated as of
                   November 3, 1997(3).


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(1) Incorporated by reference to Exhibit 2.2 to Current Report on Form 8-K of
    NHP Incorporated filed April 24, 1997.


(2) Incorporated by reference to amendment no. 1 on Form S-1 to the registration statement on Form S-3 filed on October 30, 1997, as amended.



(3) Incorporated by reference to amendment no. 3 on Form S-1 to the registration statement on Form S-3 filed November 4, 1997, as amended, and the final Information Statement/Prospectus filed pursuant to Rule 424(b) on November 5, 1997.


 *  Previously filed.

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